SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12


                            CANANDAIGUA BRANDS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                  ---------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
                                                        -----------------------
     (3)  Filing Party:
                        -------------------------------------------------------
     (4)  Date Filed:
                      ---------------------------------------------------------

                                   [CBI LOGO]
                            CANANDAIGUA BRANDS, INC.
                          Fine Wines, Spirits & Beers


                         ------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                         ------------------------------


                                                                    June 7, 2000

TO OUR STOCKHOLDERS:

     You are cordially invited to attend the Annual Meeting of Stockholders of Canandaigua Brands, Inc. at One Chase Square, Rochester, New York, on Tuesday, July 18, 2000 at 11:00 a.m.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters expected to be acted upon at the meeting. Also contained in this package is the Company's 2000 Annual Report to Stockholders, which consists of the Company's 2000 glossy report and its Form
10-K for the fiscal year ended February 29, 2000 that sets forth important business and financial information concerning the Company.

     We hope you are able to attend this year's Annual Meeting.

                                             Very truly yours,

                                             /s/ Richard Sands

                                             RICHARD SANDS
                                             Chairman of the Board, President
                                             and Chief Executive Officer

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
                            CANANDAIGUA BRANDS, INC.
                           300 Willowbrook Office Park
                            Fairport, New York 14450


                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 18, 2000
                    ----------------------------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CANANDAIGUA BRANDS, INC. the ("Company") will be held at One Chase Square, Rochester, New York, on Tuesday, July 18, 2000 at 11:00 a.m. for the following purposes more fully described in the accompanying Proxy Statement:

     1.  To elect directors of the Company (Proposal No. 1).

     2. To consider and act upon a proposal to ratify the selection of Arthur Andersen LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending February 28, 2001 (Proposal No. 2).

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 31, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

     A Proxy Statement and proxy are enclosed.

     WE HOPE YOU WILL ATTEND THIS MEETING IN PERSON, BUT IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY. RETURN THE PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ David S. Sorce

                                             DAVID S. SORCE, Secretary

Fairport, New York
June 7, 2000

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
                            CANANDAIGUA BRANDS, INC.
                           300 Willowbrook Office Park
                            Fairport, New York 14450


                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                       2000 ANNUAL MEETING OF STOCKHOLDERS


     This Proxy Statement is being furnished to the stockholders of CANANDAIGUA BRANDS, INC. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company. The proxies are for use at the 2000 Annual Meeting of Stockholders of the Company and at any adjournment thereof (the "Meeting"). The Meeting will be held on Tuesday, July 18, 2000 at 11:00 a.m. at One Chase Square, Rochester, New York.

     The shares represented by your proxy, if the proxy is properly executed and returned, and not revoked, will be voted at the Meeting as therein specified. You may revoke your proxy at any time before the proxy is exercised by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the Meeting and voting in person.

     The shares represented by your proxy will be voted FOR the election of the director nominees named herein (Proposal No. 1), unless you specifically withhold authority to vote for one or more of the director nominees. Further, unless you indicate otherwise, the shares represented by your proxy will be voted FOR the ratification of the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending February 28, 2001 (Proposal No. 2).

     The outstanding capital stock of the Company consists of Class A Common Stock and Class B Common Stock. The enclosed proxy has been designed so that it can be used by stockholders owning Class A Common Stock or Class B Common Stock or both Class A Common Stock and Class B Common Stock.

     The cost of soliciting proxies will be borne by the Company. In addition to the solicitation by use of the mails, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies in person or by telephone or facsimile. The Company has requested persons holding stock for others in their names or in the names of nominees to forward these materials to the beneficial owners of such shares. If requested, the Company will reimburse such persons for their reasonable expenses in forwarding these materials.

     This Proxy Statement and the accompanying proxy are being first mailed to stockholders on or about June 20, 2000.

                                VOTING SECURITIES

     The total outstanding capital stock of the Company, as of May 31, 2000, consisted of 15,173,001 shares of Class A Common Stock, par value $.01 per share (the "Class A Stock"), and 3,092,272 shares of Class B Common Stock, par value $.01 per share (the "Class B Stock"). Each share of Class B Stock is convertible into one share of Class A Stock at any time at the option of the holder.

     Only holders of record of Class A Stock and Class B Stock on the books of the Company at the close of business on May 31, 2000, the record date for eligibility to vote at the Meeting, are entitled to notice of and to vote at the Meeting and at any adjournment thereof. Except as otherwise required by Delaware law, the holders of the Class A Stock and the holders of the Class B Stock vote together as a single class on all matters other than the election of directors. Each holder of Class A Stock is entitled to one (1) vote for each share of Class A Stock registered in his or her name, and each holder of Class B Stock is entitled to ten (10) votes for each share of Class B Stock registered in his or her name.

     The holders of a majority of the outstanding aggregate voting power of the Class A Stock and the Class B Stock present at the Meeting, in person or by proxy, will constitute a quorum. Shares represented by proxies marked as abstentions will be counted toward determining the presence of a quorum. Proxies relating to shares held in "street name" by brokers or other nominees which may be voted with respect to some, but not all, matters without instruction from the beneficial owner ("broker non-votes") are counted as shares present for determining a quorum.

     Under Delaware law and the Company's Restated Certificate of Incorporation and By-laws, directors are elected by a plurality of the votes cast (the highest number of votes cast) by the holders of the shares entitled to vote and actually voting, in person or by proxy. Pursuant to the Company's Restated Certificate of Incorporation, the holders of the Class A Stock, voting as a separate class, are entitled to elect one-fourth of the number of directors to be elected at the Meeting (rounded up to the next number if the total number of directors to be elected is not evenly divisible by four). The holders of the Class B Stock, voting as a separate class, are entitled to elect the remaining number of directors to be elected at the Meeting. The Board of Directors, after reducing its size to seven directors, nominated seven directors. Therefore, the holders of Class A Stock will be entitled to elect two directors and the holders of Class B Stock will be entitled to elect five directors. Because the directors are elected by a plurality of the votes cast in each election, votes that are withheld will not be counted and therefore, will not affect the outcome of the elections.

     The ratification of the selection of Arthur Andersen LLP as the Company's independent auditors (Proposal No. 2) requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock are entitled to vote as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. Therefore, abstentions will have the effect of negative votes. However, because broker non-votes are not considered entitled to vote, they will not affect the outcome of the vote.

                              BENEFICIAL OWNERSHIP

     As of May 31, 2000, the following tables and notes set forth (i) the persons known to the Company to beneficially own more than 5% of the Class A Stock or Class B Stock, (ii) the number of shares beneficially owned by them, and (iii) the percent of such class so owned, rounded to the nearest one-tenth of one percent. This information is based on information furnished to the Company by or on behalf of each person concerned. Unless otherwise noted, the percentages of ownership were calculated on the basis of 15,173,001 shares of Class A Stock and 3,092,272 shares of Class B Stock outstanding as of the close of business on May 31, 2000.

                                         CLASS A STOCK
-----------------------------------------------------------------------------------------------

                                     AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)
                                    ----------------------------------------------
NAME AND ADDRESS OF                  SOLE POWER TO    SHARED POWER TO                PERCENT OF
BENEFICIAL OWNER                    VOTE OR DISPOSE   VOTE OR DISPOSE      TOTAL      CLASS(1)
----------------                    ---------------   ---------------    ---------   ----------
Marilyn Sands
   300 WillowBrook Office Park
   Fairport, NY  14450                789,053 (2)         91,101 (3)       880,154      5.8 %

Robert Sands
   300 WillowBrook Office Park
   Fairport, NY  14450                341,152 (4)        400,052 (4)       741,204      4.9 %

Richard Sands
   300 WillowBrook Office Park
   Fairport, NY  14450                327,145 (5)        400,052 (5)       727,197      4.8 %

CWC Partnership-I
   300 WillowBrook Office Park
   Fairport, NY  14450                   -               383,046 (6)       383,046      2.5 %

Trust for the benefit of
Andrew Stern, M.D. under
the will of Laurie Sands
   300 WillowBrook Office Park
   Fairport, NY  14450                   -               383,046 (7)       383,046      2.5 %

Stockholders Group Pursuant
to Section 13(d)(3) of the
Securities Exchange Act
of 1934, as amended (8)                  -             1,067,349 (8)     1,068,349      7.0 %

FMR Corp.
    82 Devonshire Street
    Boston, MA  02109 (9)                     (9)                (9)     2,216,790     14.6 %


                                      - 4 -
                                         CLASS B STOCK
-----------------------------------------------------------------------------------------------

                                     AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)
                                    ----------------------------------------------
NAME AND ADDRESS OF                  SOLE POWER TO    SHARED POWER TO                PERCENT OF
BENEFICIAL OWNER                    VOTE OR DISPOSE   VOTE OR DISPOSE      TOTAL      CLASS (1)
----------------                    ---------------   ---------------    ---------   ----------
Richard Sands
   300 WillowBrook Office Park
   Fairport, NY  14450                  738,529         1,357,518 (5)    2,096,047     67.8 %

Robert Sands
   300 WillowBrook Office Park
   Fairport, NY  14450                  737,824         1,357,518 (4)    2,095,342     67.8 %

Trust for the benefit of
Andrew Stern, M.D. under
the will of Laurie Sands
   300 WillowBrook Office Park
   Fairport, NY  14450                     -              832,839 (7)      832,839     26.9 %

CWC Partnership-I
   300 WillowBrook Office Park
   Fairport, NY  14450                     -              762,385 (6)      762,385     24.7 %

Trust for the benefit of the
Grandchildren of Marvin and
Marilyn Sands
   300 WillowBrook Office Park
   Fairport, NY  14450                     -              506,250(10)      506,250     16.4 %

Marilyn Sands
   300 WillowBrook Office Park
   Fairport, NY  14450                    4,500           101,850 (3)      106,350      3.4 %

Stockholders Group Pursuant
to Section 13(d)(3) of the
Securities Exchange Act of
1934, as amended (8)                       -            2,833,871 (8)    2,833,871     91.6 %

-----------------------------

(1) The number of shares and the percentage of ownership set forth in the Class A Stock table includes the number of shares of Class A Stock that can be purchased by exercising stock options that are exercisable on May 31, 2000 or become exercisable within 60 days thereafter ("presently exercisable"), but does not include the shares of Class A Stock issuable pursuant to the conversion feature of the Class B Stock beneficially owned by each person. The number of shares and percentage of ownership assuming conversion of Class B Stock into Class A Stock are contained in the footnotes. For purposes of calculating the percentage of ownership of Class A Stock in the footnotes, additional shares of Class A Stock equal to the number of shares of Class B Stock owned by each person are assumed to be outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act. Where the footnotes reflect shares of Class A Stock as being included, such shares are included only in the Class A Stock table and where the footnotes reflect shares of Class B Stock as being included, such shares are included only in the Class B Stock table.

(2) With respect to 787,501 shares of the 789,053 shares of Class A Stock, Marilyn Sands is the beneficial owner of a life estate which includes the right to receive income from and the power to vote and dispose of such shares. The remainder interest in such shares is held by Richard Sands, Robert Sands and CWC Partnership-II, a New York general partnership ("CWCP-II").

                                      - 5 -

(3) The amounts reflected include, as applicable, 12,631 shares of Class A Stock owned by the Mac and Sally Sands Foundation, Incorporated, a Virginia corporation (the "Sands Foundation"), of which Marilyn Sands is a director, 18,429 shares of Class B Stock owned by the Marvin Sands Master Trust (the "Master Trust"), of which Ms. Sands is a trustee, 74,095 shares of Class A Stock and 83,421 shares of Class B Stock owned by M,L,R&R, a New York general partnership ("MLR&R"), of which the Master Trust is a general partner, and 4,375 shares of Class A Stock issuable upon the exercise of presently exercisable options held by the Estate of Marvin Sands ("Marvin Sands' Estate"), of which Ms. Sands is an executrix. Ms. Sands disclaims beneficial ownership with respect to all shares owned by the Sands Foundation and with respect to all of the other foregoing shares except to the extent of her beneficial interest in the Master Trust and Marvin Sands' Estate. Assuming the conversion of Class B Stock beneficially owned by Ms. Sands into Class A Stock, Ms. Sands would beneficially own 986,504 shares of Class A Stock, representing 6.5% of the outstanding Class A Stock after such conversion.

(4) The amount reflected as shares of Class A Stock over which Robert Sands has the sole power to vote or dispose includes 21,175 shares of Class A Stock issuable upon the exercise of options which are presently exercisable by Mr. Sands. The amounts reflected as shares over which Mr. Sands shares power to vote or dispose include, as applicable, 308,951 shares of Class A Stock and 678,964 shares of Class B Stock owned by CWC Partnership-I, a New York general partnership ("CWCP-I"), of which Robert Sands is a managing partner, 18,429 shares of Class B Stock owned by the Master Trust of which Robert Sands is a trustee and beneficiary, 74,095 shares of Class A Stock and 83,421 shares of Class B Stock owned by MLR&R, of which Mr. Sands and the Master Trust are general partners, 70,454 shares of Class B Stock owned by CWCP-II, of which Mr. Sands is a trustee of the managing partner, 506,250 shares of Class B Stock owned by the trust described in footnote
     (10) below, 12,631 shares of Class A Stock owned by the Sands Foundation, of which Mr. Sands is a director and officer, and 4,375 shares of Class A Stock issuable upon the exercise of presently exercisable options held by Marvin Sands' Estate, of which Robert Sands is an executor. Mr. Sands disclaims beneficial ownership of all of the foregoing shares except to the extent of his ownership interest in CWCP-I and MLR&R and his beneficial interest in the Master Trust and Marvin Sands' Estate. The amounts reflected do not include 22,940 shares of Class A Stock owned by Mr. Sands' wife, individually and as custodian for their minor children, the remainder interest Mr. Sands has in 259,849 of the 787,501 shares of Class A Stock subject to the life estate held by Marilyn Sands described in footnote (2) above or the remainder interest of CWCP-II in 265,151 of such shares. Mr. Sands disclaims beneficial ownership with respect to all such shares. Assuming the conversion of Class B Stock beneficially owned by Mr. Sands into Class A Stock, Mr. Sands would beneficially own 2,836,546 shares of Class A Stock, representing 16.4% of the outstanding Class A Stock after such conversion.

(5) The amount reflected as shares of Class A Stock over which Richard Sands has the sole power to vote or dispose includes 16,300 shares of Class A Stock issuable upon the exercise of options which are presently exercisable by Mr. Sands. The amounts reflected as shares over which Mr. Sands shares power to vote or dispose include, as applicable, 308,951 shares of Class A Stock and 678,964 shares of Class B Stock owned by CWCP-I, of which Richard Sands is a managing partner, 18,429 shares of Class B Stock owned by the Master Trust, of which Mr. Sands is a trustee and beneficiary, 74,095 shares of Class A Stock and 83,421 shares of Class B Stock owned by MLR&R, of which Mr. Sands and the Master Trust are general partners, 70,454 shares of Class B Stock owned by CWCP-II, of which Mr. Sands is a trustee of the managing partner, 506,250 shares of Class B Stock owned by the trust described in footnote (10) below, 12,631 shares of Class A Stock owned by the Sands Foundation, of which Mr. Sands is a director and officer, and 4,375 shares of Class A Stock issuable upon the exercise of presently exercisable options held by Marvin Sands' Estate, of which Richard Sands is an executor. Mr. Sands disclaims beneficial ownership of all of the foregoing shares except to the extent of his ownership interest in CWCP-I and MLR&R and his beneficial interest in the Master Trust and Marvin Sands' Estate. The amounts reflected do not include 1,965 shares of Class A Stock owned by Mr. Sands' wife, the remainder interest Mr. Sands has in 262,501 of the 787,501 shares of Class A Stock subject to the life estate held by Marilyn Sands described in footnote (2) above or the remainder interest of CWCP-II in 265,151 of such shares. Mr. Sands disclaims beneficial ownership with respect to all such shares. Assuming the conversion of Class B Stock beneficially owned by Mr. Sands into Class A

                                      - 6 -

     Stock, Mr. Sands would beneficially own 2,823,244 shares of Class A Stock, representing 16.3% of the outstanding Class A Stock after such conversion.

(6) The amounts reflected include, as applicable, 74,095 shares of Class A Stock and 83,421 shares of Class B Stock owned by MLR&R, of which CWCP-I is a general partner. The shares owned by CWCP-I are included in the number of shares beneficially owned by Richard Sands and Robert Sands, the managing partners of CWCP-I, the Marital Trust (defined in footnote (7) below), a partner of CWCP-I which owns a majority in interest of the CWCP-I partnership interests, and the group described in footnote (8) below. The other partners of CWCP-I are trusts for the benefit of Laurie Sands' children. Assuming the conversion of Class B Stock beneficially owned by CWCP-I into Class A Stock, CWCP-I would beneficially own 1,145,431 shares of Class A Stock, representing 7.2% of the outstanding Class A Stock after such conversion.

(7) The amounts reflected include, as applicable, 308,951 shares of Class A Stock and 678,964 shares of Class B Stock owned by CWCP-I, in which the Trust for the benefit of Andrew Stern, M.D. under the will of Laurie Sands (the "Marital Trust") is a partner and owns a majority in interest of the CWCP-I partnership interests, 70,454 shares of Class B Stock owned by CWCP-II, in which the Marital Trust is a partner and owns a majority in interest of the CWCP-II partnership interests, and 74,095 shares of Class A Stock and 83,421 shares of Class B Stock owned by MLR&R, of which CWCP-I is a general partner. The Marital Trust disclaims beneficial ownership with respect to all of the foregoing shares except to the extent of its ownership interest in CWCP-I and CWCP-II. The amounts reflected do not include the remainder interest CWCP-II has in 265,151 of the 787,501 shares of Class A Stock subject to the life estate held by Marilyn Sands described in footnote (2) above. The Marital Trust disclaims beneficial ownership with respect to all such shares except to the extent of its ownership interest in CWCP-II. Assuming the conversion of Class B Stock beneficially owned by the Marital Trust into Class A Stock, the Marital Trust would beneficially own 1,215,885 shares of Class A Stock, representing 7.6% of the outstanding Class A Stock after such conversion.

(8) The group as reported consists of Richard Sands, Robert Sands, CWCP-I, CWCP-II, and the trust described in footnote (10) (collectively, the "Group"). The basis for the Group consists of: (i) a Stockholders Agreement among Richard Sands, Robert Sands and CWCP-I and (ii) the fact that the familial relationship between Richard Sands and Robert Sands, their actions in working together in the conduct of the business of the Company and their capacity as partners and trustees of the other members of the Group may be deemed to constitute an agreement to "act in concert" with respect to the Company's shares. The members of the Group disclaim that an agreement to act in concert exists. Except with respect to the shares subject to the Stockholders Agreement, the shares owned by CWCP-I and CWCP-II and the shares held by the trust described in footnote (10) below, no member of the Group is required to consult with any other member of the Group with respect to the voting or disposition of any shares of the Company. Assuming the conversion of Class B Stock beneficially owned by the Group into Class A Stock, the Group would beneficially own 3,902,220 shares of Class A Stock, representing 21.6% of the outstanding Class A Stock after such conversion.

(9) The number of shares equals the number of shares of Class A Stock reported to be beneficially owned by each of FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson (collectively, "FMR") in its Schedule 13G (Amendment No.
     1) dated February 14, 2000 filed with the Securities and Exchange Commission. The percentage of ownership reflected in the table is calculated on the basis of 15,173,001 shares of Class A Stock outstanding on May 31, 2000. The Schedule 13G indicates that of the 2,216,790 shares beneficially owned by FMR, FMR, through its control of Fidelity Management Trust Company, has sole voting power with respect to 135,800 shares and through its control of Fidelity Management and Research Company and Fidelity Management Trust Company, has sole dispositive power with respect to 2,216,790 shares. For further information pertaining to FMR, reference should be made to FMR's Schedule 13G and Amendment No. 1 thereto filed with the Securities and Exchange Commission. With respect to the information contained herein pertaining to shares of Class A Stock beneficially owned by FMR, the Company has relied solely on the information reported in FMR's
     Schedule 13G (Amendment No. 1) and has not independently verified FMR's beneficial ownership as of May 31, 2000.

                                      - 7 -

(10) The trust was created by Marvin Sands under the terms of an Irrevocable Trust Agreement dated November 18, 1987 (the "Trust"). The Trust is for the benefit of the present and future grandchildren of Marvin and Marilyn Sands. The Co-Trustees of the Trust are Richard Sands and Robert Sands. Unanimity of the Co-Trustees is required with respect to voting and disposing of the Class B Stock owned by the Trust. The shares owned by the trust are included in the number of shares beneficially owned by Richard Sands, Robert Sands and the Group. Assuming the conversion of Class B Stock beneficially owned by the Trust into Class A Stock, the Trust would beneficially own 506,250 shares of Class A Stock, representing 3.2% of the outstanding Class A Stock after such conversion.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table summarizes the annual and long-term compensation paid to the Company's Chief Executive Officer and the other four most highly compensated executive officers at the end of the fiscal year ended February 29, 2000 (collectively, the "Named Executives"). The table is designed to provide stockholders with a concise, comprehensive view of the Company's executive compensation. It therefore includes all aspects of compensation for services rendered to the Company during the fiscal years ended February 29, 2000, and February 28, 1999 and 1998.

                                         SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                     ANNUAL COMPENSATION               AWARDS(3)
                                            --------------------------------------   ------------
                                                                          OTHER       SECURITIES
                                                                         ANNUAL       UNDERLYING      ALL OTHER
                                                                         COMPEN-       OPTIONS/        COMPEN-
NAME AND PRINCIPAL POSITION (1)     YEAR      SALARY        BONUS       SATION(2)     SARs(#)(4)      SATION(5)
-------------------------------     ----    ---------     ---------    -----------   ------------     ---------

Richard Sands,                      2000    $ 545,782     $ 491,204        -            16,400        $  51,191
   Chairman of the Board,           1999      487,537       438,601        -            16,600           42,592
   President and Chief Executive    1998      469,480       492,954        -            17,200           42,510
   Officer

Robert Sands,                       2000    $ 530,241     $ 477,217    $ 87,806(6)      16,000        $  49,870
   Group President                  1999      473,564       426,031        -            16,100           40,060
                                    1998      456,025       478,859        -            16,700           41,645

Alexander L. Berk,                  2000    $ 440,000     $ 374,000        -            25,000        $  48,800
   President and Chief Executive    1999      399,600       311,688        -            20,900           52,752
   Officer of Barton                1998      370,000       323,750        -            13,600           46,250
   Incorporated (7)

Peter Aikens,                       2000    $ 386,886     $ 138,611        -             8,400        $ 139,277
   President and Chief Executive    1999       95,335        30,013        -            50,000           34,321
   Officer of Matthew Clark plc     1998         -             -           -              -                -
   (8)

Thomas S. Summer,                   2000    $ 261,800     $ 176,715        -             5,500        $  27,053
   Executive Vice President and     1999      233,658       172,125        -             5,700           22,935
   Chief Financial Officer (9)      1998      192,984        50,000        -            45,500              765

-------------------------

(1) This table would have included information concerning Marvin Sands as one of the four most highly compensated executive officers other than the CEO had it not been for his death on August 28, 1999.

                                      - 8 -

(2) None of the Named Executives, other than as indicated, received any individual perquisites or other personal benefits exceeding the lesser of $50,000 or 10% of the total salary and bonus reported for such executive officer during the periods covered by the Summary Compensation Table.

(3) None of the Named Executives received any restricted stock awards or any pay-outs under long-term incentive plans during the periods covered by the Summary Compensation Table.

(4) The securities consist of shares of Class A Stock underlying stock options. See the table below entitled "Option/SAR Grants in Last Fiscal Year" and the footnotes to that table for additional information.

(5)  Amounts reported for 2000 consist of:

     o Company 401(k) contributions under the Company's 401(k) and Profit Sharing Plan: Richard Sands $4,800; Robert Sands $4,800; Alexander Berk $4,800; and Thomas Summer $4,800.

     o Company profit sharing contributions under the Company's 401(k) and Profit Sharing Plan: Richard Sands $13,600; Robert Sands $13,600; Alexander Berk $15,303; and Thomas Summer $13,600.

     o    Company  contributions  under  the  Company's  Supplemental  Executive
          Retirement  Plan:   Richard  Sands  $32,791;   Robert  Sands  $31,470;
          Alexander Berk $28,697; and Thomas Summer $8,653.

     o    Company  contribution  to  personal  pension  plan for  Peter  Aikens:
          $139,277.

(6)  The amount shown includes $87,176 for use of the corporate aircraft.

(7) Barton Incorporated is a wholly-owned subsidiary of the Company. As of February 28, 1998, Alexander Berk's position was expanded to include overall responsibility for the Company's Barton segment.

(8) Matthew Clark plc is a wholly-owned subsidiary of the Company, of which the Company acquired control on December 1, 1998. Since such date, Peter Aikens has been responsible for the Company's Matthew Clark segment.

(9) Thomas S. Summer joined the Company as its Chief Financial Officer in April 1997.

STOCK OPTIONS

     The following table contains information concerning stock option grants to the Named Executives during the fiscal year ended February 29, 2000. No stock appreciation rights ("SARs") were granted to any of the Named Executives in that year. The columns labeled "Potential Realizable Value" are based on hypothetical 5% and 10% growth assumptions, as required by the Securities and Exchange Commission. The Company cannot predict the actual growth rate of its Common Stock.

                                      - 9 -

                                 OPTION/SAR GRANTS IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------------

                           INDIVIDUAL GRANTS                                       POTENTIAL REALIZABLE
------------------------------------------------------------------------------       VALUE AT ASSUMED
                         NUMBER OF                                                    ANNUAL RATES OF
                        SECURITIES     % OF TOTAL                                       STOCK PRICE
                        UNDERLYING    OPTIONS/SARs                                   APPRECIATION FOR
                         OPTIONS/      GRANTED TO    EXERCISE OR                        OPTION TERM
                           SARs       EMPLOYEES IN    BASE PRICE    EXPIRATION    -----------------------
NAME                    GRANTED(1)    FISCAL YEAR     ($/SH)(2)        DATE           5%          10%
-----------------       ----------    -----------    -----------    ----------    ---------   -----------
Richard Sands           15,300 (3)        1.9 %       $ 52.00        04/14/09     $ 500,349   $ 1,267,982
                         1,100 (4)        0.1 %       $ 57.3125      09/20/09     $  39,648   $   100,476
Robert Sands            16,000 (3)        2.0 %       $ 52.00        04/14/09     $ 523,240   $ 1,325,994
Alexander L. Berk       12,700 (3)        1.6 %       $ 52.00        04/14/09     $ 415,322   $ 1,052,508
                        12,300 (5)        1.5 %       $ 44.75        06/21/09     $ 346,159   $   877,236
Peter Aikens             8,400 (3)        1.1 %       $ 52.00        04/14/09     $ 274,701   $   696,147
Thomas S. Summer         5,500 (3)        0.7 %       $ 52.00        04/14/09     $ 179,864   $   455,810

-------------------

(1) The stock options were granted under the Company's Long-Term Stock Incentive Plan, as amended (the "Plan") and are nonqualified stock options exercisable for shares of Class A Stock. The stock options were granted for terms of no greater than 10 years, subject to earlier termination upon the occurrence of certain events related to termination of employment. Under the Plan, the vesting of stock options accelerates in the event of a change of control, as defined in the Plan.

(2) The exercise price per share of each option is equal to the closing market price of a share of Class A Stock on the date of grant.

(3) The options vest and become fully exercisable on April 15, 2004, unless they become exercisable on an earlier date as follows: (i) 25% will become exercisable after the fair market value of a share of Class A Stock has been at least $65.00 for fifteen (15) consecutive trading days; (ii) an additional 25% will become exercisable after such fair market value has been at least $81.25 for fifteen (15) consecutive trading days; and (iii) the remaining 50% will become exercisable after such fair market value has been at least $101.5625 for fifteen (15) consecutive trading days.

(4) The options vest and become fully exercisable on September 21, 2004, unless they become exercisable on an earlier date as follows: (i) 25% will become exercisable after the fair market value of a share of Class A Stock has been at least $71.625 for fifteen (15) consecutive trading days; (ii) an additional 25% will become exercisable after such fair market value has been at least $89.5625 for fifteen (15) consecutive trading days; and (iii) the remaining 50% will become exercisable after such fair market value has been at least $111.9375 for fifteen (15) consecutive trading days.

(5) The options vest and become fully exercisable on June 22, 2004, unless they become exercisable on an earlier date as follows: (i) 25% are currently exercisable because the fair market value of a share of Class A Stock was at least $55.9375 for fifteen (15) consecutive trading days; (ii) an additional 25% will become exercisable after such fair market value has been at least $69.9375 for fifteen (15) consecutive trading days; and (iii) the remaining 50% will become exercisable after such fair market value has been at least $87.4375 for fifteen (15) consecutive trading days.

     The following table sets forth information regarding the number and value of exercisable and unexercisable stock options held by the Named Executives as of February 29, 2000. None of the Named Executives exercised any stock options during the fiscal year ended February 29, 2000 and there are no outstanding SARs.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES
--------------------------------------------------------------------------------

                         NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                              UNDERLYING                    IN-THE-MONEY
                       UNEXERCISED OPTIONS/SARs             OPTIONS/SARs
                             AT FY-END (1)                    AT FY-END
                     ---------------------------     ---------------------------
NAME                 EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
----                 -----------   -------------     -----------   -------------
Richard Sands           16,300        123,900         $ 301,400     $ 1,512,581
Robert Sands            21,175        117,625         $ 487,900     $ 1,422,938
Alexander L. Berk       30,575         72,425         $ 752,969     $   609,644
Peter Aikens              -            58,400         $    -        $   (56,450)
Thomas S. Summer        34,975         21,725         $ 733,400     $   139,138

-------------------------
(1) The securities consist of shares of Class A Stock underlying stock options that were granted under the Company's Long-Term Stock Incentive Plan.


REPORT WITH RESPECT TO EXECUTIVE COMPENSATION

     The following report is required by the Securities and Exchange Commission's executive compensation rules in order to standardize the reporting of executive compensation by public companies. This information shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the securities laws.

     GENERAL

     The Human Resources Committee of the Board of Directors administers the Company's executive compensation program. The Human Resources Committee is composed of Thomas McDermott and Paul Smith, each of whom is a non-employee director.

     The objective of the Company's executive compensation program is to develop and maintain executive compensation programs which (i) are competitive with the pay practices of other companies of comparable size and status, including those in the beverage alcohol industry, and (ii) attract, motivate and retain key executives who are vital to the long-term success of the Company. As discussed in detail below, the Company's executive compensation program consists of both fixed (base salary) and variable, incentive-based compensation elements. These elements are designed to operate together to comprise performance-based annual cash compensation and stock-based compensation which aligns the interests of the Company's executives with the interests of its stockholders.

     Executive compensation is determined in light of the Company's performance during the fiscal year and taking into account compensation data of comparable companies. Specifically considered in fiscal year 2000 was adjusted operating income as compared to that set forth in the Company's fiscal 2000 operating plan.

     BASE SALARY

     With respect to annual compensation, the fundamental objective in setting base salary levels for the Company's senior management is to pay competitive rates to attract and retain high quality, competent executives. Competitive pay levels are determined based upon input of compensation consultants, independent industry surveys, proxy disclosures, salaries paid to attract new managers and past experience. The Human Resources Committee reviews data generated by William
H. Mercer Incorporated, a consultant to the Company, for competitive analyses. Base salary levels are determined based upon factors such as individual performance (e.g., leadership, level of responsibility, management skills and industry activities), Company performance and competitive pay packages.

     ANNUAL MANAGEMENT INCENTIVES

     In addition to their base salary, the Company's executives have the opportunity to earn an annual cash bonus. The annual bonus for executive officers for fiscal 2000 was based on attainment of certain target financial performance goals for the Company. Awards were based on a percentage of base salary with target awards ranging from 45% to 60% of base salaries for executive officers. The purpose of the annual bonus is to motivate and provide an incentive to management to achieve specific business objectives and initiatives as set forth in the Company's annual operating plan and budget. For fiscal 2000, annual cash bonuses were awarded to each of the Named Executives in the amounts indicated in the Summary Compensation Table.

     Future cash bonuses for the participating executives will be determined by the Human Resources Committee pursuant to, or in a manner similar to, the Company's Annual Management Incentive Plan. Pursuant to that plan, the Committee would award cash bonuses to the participating executives in the event that the Company attains one or more pre-set performance targets.

     STOCK OPTIONS, SARs AND RESTRICTED STOCK

     In connection with the executive compensation program, long-term incentive awards in the form of stock options, stock appreciation rights and restricted stock have been granted under the Company's Long-Term Stock Incentive Plan. This arrangement balances the annual operating objectives of the annual cash incentive plan with the Company's longer-term stockholder value building strategies. The Human Resources Committee and the Board of Directors grant these stock-based incentive awards from time to time for the purpose of attracting and retaining key executives, motivating them to attain the Company's long-range financial objectives, and closely aligning their financial interests with long-term stockholder interests and share value.

     The Company believes that through the use of stock options, executives' interests are directly tied to enhanced stockholder value. The Human Resources Committee of the Board (as well as the full Board) has the flexibility of awarding nonqualified stock options, restricted stock, stock appreciation rights and other stock-based awards under the Company's Long-Term Stock Incentive Plan and incentive stock options under the Company's Incentive Stock Option Plan. This flexibility enables the Company to fine-tune its grants in order to maximize the alignment of the interests of the stockholders and management.

     During fiscal 2000, the Human Resources Committee awarded nonqualified options to all executive officers, including the Company's Chief Executive Officer, taking into account relevant market survey data, their position with the Company and the financial performance of the Company. The exercise prices of the stock options awarded were equal to the market value of the underlying shares on the date of grant. Accordingly, the value of the awards depends solely upon future growth in the share value of the Company's Class A Stock.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER

     For fiscal year 2000, the compensation of Richard Sands, the Company's Chief Executive Officer, was based on the Company's performance and growth as described under the caption "General" above. In addition, the compensation packages of chief executive officers of certain comparable companies selected by William H. Mercer Incorporated were considered. Also taken into account was the Company's current executive salary and compensation structure.

     Richard Sands' base salary is believed to be in line with salaries of executives of similar companies and chief executive officers with similar responsibilities. Mr. Sands' annual cash incentive for fiscal 2000 was a percentage of his base salary based upon the Company's fiscal 2000 adjusted operating income as compared to that set forth in the Company's fiscal 2000 operating plan. The range for Mr. Sands' cash incentive award, from threshold, target and maximum (15%, 60% and 105%, respectively), was comparable to industry compensation survey data for executives in Richard Sands' position. For the fiscal year ended February 29, 2000, Richard Sands received a bonus of $491,204. As noted above, during fiscal 2000, Mr. Sands also received stock options to purchase up to 16,400 shares of Class A Stock of the Company.

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section  162(m)  of  the  Internal   Revenue  Code  provides  that  certain
compensation in excess of $1 million per year paid to a company's chief executive officer and four other most highly paid executive officers may not be deductible by the company unless it qualifies as performance-based compensation. The Human Resources Committee recognizes the benefits of structuring executive compensation so that Section 162(m) does not limit the Company's tax deductions for such compensation, and the Company's Long-Term Stock Incentive Plan, Incentive Stock Option Plan and Annual Management Incentive Plan have been designed so that the Human Resources Committee may award performance-based compensation that is not subject to the limits imposed by Section 162(m). Under certain circumstances, the Human Resources Committee may decide to award executive compensation in an amount and form that is not deductible under
Section 162(m).

     The foregoing report is given by the members of the Human Resources Committee.

                                                HUMAN RESOURCES COMMITTEE

                                                Thomas C. McDermott
                                                Paul L. Smith


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described above, during fiscal 2000, Thomas McDermott and Paul Smith served as members of the Human Resources Committee of the Company's Board of Directors. Neither of Messrs. McDermott or Smith is or has ever been an officer or employee of the Company.

STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a line graph comparing, for the fiscal year ended August 31, 1995, the Transition Period* from September 1, 1995 to February 29, 1996, the fiscal years ended February 28, 1997, 1998 and 1999 and the fiscal year ended February 29, 2000, the cumulative total stockholder return of the Company's Class A Stock and Class B Stock, with the cumulative total return of the Russell 2000 Index, the Nasdaq Market Index (see footnote (1) to the graph) and a peer group index comprised of companies in the beverage industry (the "Selected Peer Group Index") (see footnote (2) to the graph). The graph assumes the investment of $100.00 on August 31, 1994 in the Company's Class A Stock, Class B Stock, the Russell 2000 Index, the Nasdaq Market Index and the Selected Peer Group Index, and also assumes the reinvestment of all dividends.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 -----------------------------------------------

                               [PERFORMANCE GRAPH]


                     1994     1995     1996*    1997     1998     1999     2000
                   -------  -------  -------  -------  -------  -------  -------
CDB                $100.00  $154.92  $124.59  $100.82  $182.79  $175.00  $160.66
CDB.B               100.00   149.22   118.75   103.91   180.47   174.22   153.13
Peer Group Index    100.00   131.67   168.13   225.08   256.07   270.36   224.95
Nasdaq              100.00   118.99   124.19   149.07   202.74   261.97   508.91
Russell 2000 Index  100.00   120.80   129.52   145.78   189.42   161.89   238.42

---------------------------
* The Transition Period, resulting from the Company's change in fiscal year end from August 31 to the last day of February.

(1) The Company has historically compared its performance to that of the Nasdaq Market Index. During the fiscal year ended February 29, 2000, the Company discontinued trading on Nasdaq and commenced trading on the New York Stock Exchange. The Company has determined that a better measure for comparison purposes would be the Russell 2000 Index, opposed to the Nasdaq Market Index, because the investment characteristics of the companies in the Russell 2000 Index more closely match those of the Company. The Company is a member of the Russell 2000 Index, which is comprised of companies of comparable market capitalization.

(2) The SELECTED PEER GROUP INDEX is weighted according to the respective issuer's stock market capitalization and is comprised of the following companies: Adolph Coors Company (Class B Shares); Anheuser-Busch Companies, Inc.; Beringer Wine Estates Holdings, Inc. (Class B Shares) (included in 1998, 1999 and 2000 only); The Boston Beer Company, Inc. (included in 1996, 1997, 1998, 1999 and 2000 only); Brown-Forman Corporation (Class A and Class B Shares); Cadbury Schweppes plc; The Chalone Wine Group, Ltd.; Coca-Cola Bottling Co. Consolidated; Coca-Cola Company; Coca-Cola Enterprises Inc.; Diageo plc-ADR (included in 1998, 1999 and 2000 only) Genesee Corporation (Class B Shares); LVMH Moet Hennessy Louis Vuitton; The Robert Mondavi Corporation (Class A Shares); PepsiCo, Inc.; and Whitman Corporation. Note: Beringer Wine Estates Holdings, Inc. (Class B Shares), The Boston Beer Company, Inc., and Diageo plc-ADR are included only in the years for which trading and public information were available.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted by the graph above. The Company neither makes nor endorses any predictions as to future stock performance.

     The Stock Price Performance Graph set forth above shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the securities laws.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Alexander Berk and Barton Incorporated, a wholly-owned subsidiary of the Company, are parties to an employment agreement dated as of September 1, 1990, as amended on November 11, 1996 and October 20, 1998, that provides for Mr. Berk's compensation and sets forth the terms and conditions of Mr. Berk's employment with Barton. Under his employment agreement, Mr. Berk serves as the President and Chief Executive Officer of Barton and by virtue of his current responsibilities with Barton, he is deemed an executive officer of the Company. The employment agreement expires on February 28, 2001, but will be automatically extended for additional one-year periods unless either Mr. Berk or Barton notifies the other that such party does not wish to extend it. The agreement will terminate prior to its expiration date (i) upon Mr. Berk's death or
Retirement, (ii) at Barton's election, for Cause or upon Mr. Berk's Complete Disability, and (iii) at Mr. Berk's election, for Good Reason (all as set forth in the agreement). If Barton decides not to extend the term of the agreement, or if the agreement terminates by reason of Mr. Berk's death, Complete Disability, or Retirement, or for Good Reason, Barton is obligated to pay to Mr. Berk a post-termination benefit equal to 100% of his then current base salary plus the bonus amount paid to him for the immediately prior fiscal year. If Mr. Berk decides not to extend the term of the agreement, then Barton is obligated to pay to Mr. Berk a post-termination benefit equal to one half of the foregoing amount. In the event that Mr. Berk's employment is terminated for Good Reason, or is terminated by Barton for reasons other than death, Complete Disability, Cause, or Barton's decision not to extend the term of the agreement, then Mr. Berk is entitled to be paid (i) if the applicable conditions are satisfied, a supplementary post-termination benefit equal to what he otherwise would have been entitled to receive as his share of Barton's contribution to its profit-sharing and retirement plan for the fiscal year in which such termination occurs and (ii) an amount equal to the product of his then current base salary multiplied by the number of years remaining in the then term of the agreement. Post-termination benefits are payable to Mr. Berk in a lump sum as soon as practicable after employment terminates, except that any supplementary post-termination benefit is payable promptly after Barton's contribution to the retirement plan. The agreement requires Mr. Berk to keep certain information with respect to the Company confidential during and after his employment with the Company.

     Under the terms of a letter agreement between the Company and Thomas Summer, Executive Vice President and Chief Financial Officer of the Company, if Mr. Summer's employment is terminated without cause or if he voluntarily resigns within 30 days after a demotion or a material diminishment in his responsibilities, in either case without cause, or if there is a change in control of the Company, he will be entitled to receive severance compensation equal to his then current base compensation for a period of 12 months.

     Peter Aikens and Matthew Clark plc, a wholly-owned subsidiary of the Company, are parties to a service agreement dated September 27, 1991, as amended on August 19, 1993, July 9, 1996 and June 24, 1999, that provides for Mr. Aikens' compensation and sets forth the terms and conditions of his employment with Matthew Clark. Under this service agreement, Mr. Aikens serves as the President and Chief Executive Officer of Matthew Clark and by virtue of his current responsibilities with Matthew Clark, he is deemed an executive officer of the Company. The agreement will terminate if either Mr. Aikens provides 6 months notice to Matthew Clark or Matthew Clark provides 24 months notice to Mr. Aikens of an intention to terminate the agreement. If Matthew Clark provides such notice, then during this notice period, Mr. Aikens shall continue to receive his entitled compensation, although Matthew Clark may suspend Mr. Aikens from the performance of his duties. The agreement will terminate immediately upon notice if Mr. Aikens, among other things, becomes incapacitated for six consecutive months or for one hundred and thirty working days in any period of twelve consecutive months. The agreement prohibits Mr. Aikens from soliciting certain customers or employees away from the Company or its affiliates for a period of twelve months from his termination of employment, as well as prohibiting him from engaging in certain activities competitive with the Company's business during his employment and for a period of three months from termination of his employment. In addition, the agreement requires Mr. Aikens to keep certain information with respect to the Company or its affiliates confidential during and after his employment with Matthew Clark.

     The son of Peter Aikens has an equity interest in Harold Whitehead and Partners ("HWP"), which provides consulting services to Matthew Clark on an as needed basis. Over the course of the last year, approximately $817,284 was paid to HWP for services rendered to Matthew Clark.

     Effective May 15, 2000, Agustin Francisco Huneeus ("Mr. Huneeus") was elected President of Franciscan Vineyards, Inc. ("Franciscan"), a wholly-owned subsidiary of the Company. By virtue of Mr. Huneeus' responsibilities with Franciscan, he is deemed an executive officer of the Company. His father, Agustin Huneeus, and other members of his immediate family, as well as Mr. Huneeus, individually and through various family owned entities (the "Huneeus Interests") engaged in certain transactions with Franciscan during the last fiscal year that are expected to be of an ongoing nature from year to year. Huneeus Interests (a) engage Franciscan for certain wine processing services;
(b) engage Franciscan as the exclusive distributor of Quintessa wines under a long-term contract; (c) sell grapes to Franciscan pursuant to existing long term contracts; (d) participate as partners with Franciscan in the ownership and operation of a winery and vineyards in Chile; (e) render brand management consulting and advisory services in the United States and internationally with respect to the Veramonte brand; and (f) render consulting services to Franciscan and the Company. Payments to Huneeus Interests pursuant to these transactions and arrangements totaled approximately $3,100,000 for the last fiscal year. In addition, Agustin Huneeus received an option to purchase up to 50,000 shares of the Company's Class A Stock with an exercise price equal to the fair market value of the Class A Stock on the date of grant. Payments from Huneeus Interests to Franciscan for certain wine processing services totaled approximately $649,000 for the last fiscal year.

     By an Agreement dated December 20, 1990, the Company entered into a split-dollar insurance agreement with a trust established by Marvin Sands of which Robert Sands is the trustee. Pursuant to the Agreement, the Company pays the annual premium on an insurance policy (the "Policy") held in the trust, $209,063 in fiscal 2000, and the trust reimburses the Company for the portion of the premium equal to the "economic benefit" to Marvin Sands calculated in accordance with the United States Treasury Department rules then in effect ($15,177 in fiscal 2000). The Policy is a joint life policy payable upon the death of the second to die of the insureds, Marvin Sands and his wife Marilyn, with a face value of $5 million. Pursuant to the terms of the trust, Richard Sands, Robert Sands (in his individual capacity) and the children of Laurie Sands (the deceased sister of Richard and Robert Sands) will each receive one-third of the proceeds of the Policy (after the repayment of the indebtedness to the Company out of such proceeds as described below) if they survive Marvin Sands and Marilyn Sands. From the inception of the agreement through the end of fiscal 2000, the Company has paid aggregate premiums, net of reimbursements, of $2,013,443. The aggregate amount of such unreimbursed premiums constitutes indebtedness from the trust to the Company and is secured by a collateral assignment of the Policy. Upon the termination of the Agreement, whether by the death of the survivor of the insureds or earlier cancellation, the Company is entitled to be repaid by the trust the amount of such indebtedness.

     Richard Sands, Robert Sands and four trusts formed under the will of Laurie Sands are the beneficial owners of a limited partnership which owns railroad cars. These cars are leased by the Company from the partnership at fair market rates. During fiscal year 2000, with respect to leasing these cars, the Company made payments to this limited partnership in the amount of $26,505. The Company expects to continue its present relationship with the limited partnership during fiscal year 2001.

     Richard Sands, Robert Sands and their mother, Marilyn Sands are beneficial owners of L, R, R & M, LLC, a Delaware limited liability company which owns the Inn on the Lake in Canandaigua, New York (the "Inn"). The Inn is leased and operated by a third party. The Inn is frequently used by the Company for Company functions and for its out-of-town employees visiting the Company on business. During the last fiscal year, the Company paid the operators of the Inn approximately $167,840 (exclusive of employee reimbursed expenses).

     George Bresler, a director of the Company, is a partner of the law firm of Bresler Goodman & Unterman, LLP in New York, New York. The Company pays to Mr. Bresler individually an annual retainer of $30,000 for his legal services to the Company. The Company also includes Mr. Bresler under its non-working group medical policy and pays a monthly premium of approximately $181 for his coverage. James A. Locke, III, a director of the Company, is a partner in the law firm of Nixon, Peabody LLP, Rochester, New York, the Company's principal outside counsel.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's Class A Stock and Class B Stock. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. Based solely upon review of copies of such reports furnished to the Company and related information, the Company believes that all such filing requirements for fiscal 2000 were complied with in a timely fashion.

                          STOCK OWNERSHIP OF MANAGEMENT

     The following table and notes thereto set forth, as of May 31, 2000, the beneficial ownership of the Company's directors and nominees, the Named Executives, and all of the Company's directors and executive officers as a group. This information is based on information furnished to the Company by or on behalf of each person concerned. Unless otherwise noted, the named individual has sole voting power and investment discretion with respect to the shares attributed to him and the percentages of ownership are calculated on the basis of 15,173,001 shares of Class A Stock and 3,092,272 shares of Class B Stock outstanding as of the close of business on May 31, 2000.


                                               CLASS A STOCK (1)                            CLASS B STOCK
                               -------------------------------------------------    ----------------------------
                                    SHARES BENEFICIALLY OWNED
                               ----------------------------------
                                                    SHARES           PERCENT OF                      PERCENT OF
                                               ACQUIRABLE WITHIN       CLASS           SHARES          CLASS
                               OUTSTANDING    60 DAYS BY EXERCISE   BENEFICIALLY    BENEFICIALLY    BENEFICIALLY
NAME OF BENEFICIAL OWNER         SHARES          OF OPTIONS (2)       OWNED (3)        OWNED           OWNED
------------------------      -------------   -------------------   ------------    -------------   ------------
  Richard Sands                 706,522 (4)         20,675 (4)         4.8% (4)     2,096,047 (4)      67.8% (4)
  Robert Sands                  715,654 (4)         25,550 (4)         4.9% (4)     2,095,342 (4)      67.8% (4)
  Alexander L. Berk                -                31,275              *                -               *
  Peter Aikens                     -                  -                 *                -               *
  Thomas S. Summer                  509 (5)         41,375              *                -               *
  James A. Locke, III             1,049             15,000              *   (6)            33            *
  George Bresler                  2,000             12,000              *                -               *
  Jeananne K. Hauswald             -                  -                 *                -               *
  Paul L. Smith                     400             12,000              *                -               *
  Thomas C. McDermott              -                12,000              *                -               *

  All Executive Officers
  and Directors as a
  Group (13 persons) (7)      1,030,457            202,850             8.0% (7)     2,833,904          91.6%
----------------------

* Percentage does not exceed one percent (1%) of the outstanding shares of such class.

(1) The shares and percentages of Class A Stock set forth in this table do not include (i) shares of Class A Stock that may be acquired within 60 days by an employee under the Company's Employee Stock Purchase Plan (because such number of shares is not presently determinable) and (ii) shares of Class A Stock that are issuable pursuant to the conversion feature of the Company's Class B Stock, although, such information is provided in a footnote where appropriate. For purposes of calculating the percentage of Class A Stock beneficially owned in the footnotes, additional shares of Class A Stock equal to the number of shares of Class B Stock owned by the named person or by the persons in the group of executive officers and directors are assumed to be outstanding only for that person or group of persons pursuant to Rule 13-3(d)(1) under the Securities Exchange Act.

(2) Reflects the number of shares of Class A Stock that can be purchased by exercising stock options that are exercisable on May 31, 2000 or become exercisable within sixty 60 days thereafter.

(3) The percentage of Class A Stock beneficially owned by each of the named persons and by the executive officers and directors as a group as reflected in the table is based on the total number of shares listed for that person or group of persons under "Outstanding Shares" and "Shares Acquirable within 60 days by Exercise of Options". For purposes of calculating the percentage, the number of shares of Class A Stock listed under "Shares Acquirable within 60 days by Exercise of Options" for a named person or for

                                     - 18 -

     the executive officers and directors as a group are assumed to be outstanding only for that person or group of persons pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act.

(4) Includes shares with respect to which the named individual shares voting power or investment discretion. See tables and footnotes under "Beneficial Ownership" above for information with respect to such matters and for the number and percentage of shares of Class A Stock that would be owned assuming the conversion of Class B Stock into Class A Stock.

(5) Mr. Summer shares the power to vote and dispose these shares with his spouse.

(6) Assuming the conversion of Mr. Locke's 33 shares of Class B Stock into Class A Stock, Mr. Locke would beneficially own 16,082 shares of Class A Stock, representing less than one percent (1%) of the outstanding Class A Stock after such conversion.

(7) This group consists of the Company's current executive officers and directors. Assuming the conversion of a total of 2,833,904 shares of Class B Stock beneficially owned by the executive officers and directors as a group into Class A Stock, all executive officers and directors as a group would beneficially own 4,067,211 shares of Class A Stock, representing 22.3% of the outstanding Class A Stock after such conversion.

                                 PROPOSAL NO. 1
                                 --------------

                              ELECTION OF DIRECTORS

DIRECTOR NOMINEES

     The Board of Directors of the Company reduced its size to seven directors and nominated seven directors to be elected by the stockholders to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The nominees for election to the Board of Directors are Richard Sands, Robert Sands, George Bresler, James A. Locke, III, Thomas C. McDermott and Paul L. Smith, all of whom currently serve as directors of the Company, and Jeananne K. Hauswald, who the Board of Directors nominated on June 1, 2000 to be elected by the stockholders to fill the current vacancy on the Board. Of the seven nominees, Messrs. McDermott and Smith have been designated as the nominees to be elected by the holders of the Class A Stock, voting as a separate class. The remaining five nominees are to be elected by the holders of the Class B Stock, voting as a separate class.

     Management does not anticipate that any of the nominees will become unavailable for any reason, but if that should occur before the Meeting, proxies will be voted FOR another nominee or nominees to be selected by the Board of Directors of the Company. The following paragraphs contain certain biographical information about the nominees.

GEORGE BRESLER                                               DIRECTOR SINCE 1992
--------------
Mr. Bresler, age 75, has been engaged in the practice of law since 1957. From August 1987 through July 1992, Mr. Bresler was a partner of the law firm of Bresler and Bab, New York, New York. Since 1992, Mr. Bresler has been a partner of the law firm of Bresler Goodman & Unterman, LLP, and its predecessor firm, in New York, New York. Mr. Bresler provides legal services to the Company.

JEANANNE K. HAUSWALD                                   NOMINATED ON JUNE 1, 2000
--------------------
Ms. Hauswald, age 56, has been a managing partner of Solo Management Group, LLC, a corporate financial and investment management consulting company, since September 1998. From 1987 to 1998, Ms. Hauswald was employed by The Seagram Company Ltd., a beverage and entertainment/communications company, where she served in various positions, including Vice

President Human Resources from 1990-1993 and Vice President and Treasurer from 1993-1998. Ms. Hauswald currently serves on the Board of Directors of Thomas & Betts Corporation.

JAMES A. LOCKE, III                                          DIRECTOR SINCE 1983
-------------------
Mr. Locke, age 58, has been a partner in the law firm of Nixon Peabody LLP, and its predecessor firm, in Rochester, New York, the Company's principal outside counsel, since January 1, 1996. For twenty years prior to joining Nixon Peabody, Mr. Locke was a partner in the law firm of Harter, Secrest and Emery, Rochester, New York.

THOMAS C. MCDERMOTT                                          DIRECTOR SINCE 1997
-------------------
Mr. McDermott, age 63, has been a proprietor of Forbes Products, LLC, a custom vinyl business products company, since January 1998. From 1994 to 1997, Mr. McDermott was President and Chief Executive Officer of Goulds Pumps,
Incorporated, a centrifugal pumps company for industrial, domestic and agricultural markets, where he also was Chairman from 1995 to 1997. From 1986 to 1993, he was President and Chief Operating Officer of Bausch & Lomb Incorporated, a contact lens, lens-care and eyewear products company.

RICHARD SANDS, PH.D.                                         DIRECTOR SINCE 1982
--------------------
Mr. Sands, age 49, is the Chairman of the Board, President and Chief Executive Officer of the Company. He has been employed by the Company in various capacities since 1979. He was elected Executive Vice President and a director in 1982, became President and Chief Operating Officer in May 1986, and was elected Chief Executive Officer in October 1993. In September 1999, Mr. Sands was elected Chairman of the Board. He is the brother of Robert Sands.

ROBERT SANDS                                                 DIRECTOR SINCE 1990
------------
Mr. Sands, age 42, is Group President of the Company. He was appointed Group President in April 2000 and has served as a director since January 1990. Mr. Sands also had served as General Counsel from June 1986 to May 2000, as Vice President from June 1990 through October 1993, and as Executive Vice President from October 1993 through April 2000. He is the brother of Richard Sands.

PAUL L. SMITH                                                DIRECTOR SINCE 1997
-------------
Mr. Smith, age 64, retired from Eastman Kodak Company in 1993 after working there for thirty-five years. Mr. Smith was employed in various positions at Eastman Kodak Company, the last of which was from 1983 to 1993, when he served as Senior Vice President and Chief Financial Officer. Also from 1983 to 1993, Mr. Smith served on the Board of Directors of Eastman Kodak Company. Mr. Smith currently serves on the Board of Directors of Home Properties of New York, Inc. and Performance Technologies, Incorporated.

     See also information regarding George Bresler, Richard Sands, and Robert Sands under the caption "Certain Relationships and Related Transactions". For information with respect to the number of shares of the Company's common stock beneficially owned by each of the above named director nominees, see the table and the footnotes thereto under the caption "Stock Ownership of Management".

DIRECTOR COMPENSATION

     The Company's policy is to pay its nonemployee directors $35,000 per year for their services as directors. There is no additional compensation for serving as members of committees of the Board. George Bresler, James A. Locke, Thomas C. McDermott and Paul L. Smith currently qualify for such payments, and they, along with Jeananne K. Hauswald, if elected, will qualify for such payments. However, Mr. Locke has waived the payment of his director's fee. During fiscal 2000, the Company awarded options to purchase up to 6,000 shares of Class A Stock to the nonemployee directors, Messrs. Bresler, Locke, McDermott and Smith, at an exercise price of $53.00 per share and with an exercise period of June 22, 2000 through December 20, 2009. The Company also reimburses its directors for reasonable expenses incurred in connection with attending meetings of the Board of Directors and committees of the Board of Directors. Directors who are also employees of the Company receive no additional compensation for serving as directors.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held six meetings during the Company's fiscal year ended February 29, 2000. The standing committees of the Board are the Audit Committee, Corporate Governance Committee and Human Resources Committee. During fiscal 2000, each of the incumbent directors, during his period of service, attended at least 75% of the total number of meetings held by the Board and each committee of the Board on which he served.

AUDIT COMMITTEE. The Audit Committee is currently composed of Paul L. Smith (Chair) and Thomas C. McDermott. The Audit Committee assists the Board of
Directors in fulfilling its oversight responsibilities as they relate to the Company's accounting policies, internal controls and financial reporting practices. In addition, this Committee maintains a line of communication between the Board of Directors and the Company's financial management, internal auditors and independent accountants. The Audit Committee held four meetings during fiscal 2000.

CORPORATE GOVERNANCE COMMITTEE. The Corporate Governance Committee is currently composed of James A. Locke (Chair), Thomas C. McDermott, Robert Sands and Paul
L. Smith. The full Board is responsible for nominating candidates to become Directors, but has delegated the screening process involved to the Corporate Governance Committee. The Corporate Governance Committee advises the Board concerning appropriate composition of the Board and its committees and advises the Board regarding appropriate corporate governance practices and assists the Board in achieving them. Among other matters, this Committee also makes recommendations to the full Board with respect to an officer to be designated as Chief Executive Officer, and a director to serve as Chairman of the Board. In addition, this Committee recommends to the Board compensation for directors who are neither present or former full-time officers of the Company. This Committee held one meeting during fiscal 2000. The Corporate Governance Committee will consider nominations by shareholders. Those suggestions should include sufficient biographical information so that the Committee can appropriately assess the person's background and qualifications. All submissions should be sent in writing to the attention of the Corporate Secretary, Canandaigua Brands, Inc., 300 WillowBrook Office Park, Fairport, NY 14450.

HUMAN RESOURCES COMMITTEE. The Human Resources Committee is currently composed of Thomas C. McDermott (Chair) and Paul L. Smith. The Human Resources Committee monitors, among other matters: human resources policies and procedures as they relate to the goals and objectives of the Company and good management practices; and procedures and internal controls which relate to personnel administration, pay practices and benefits administration. The Human Resources Committee is responsible for reviewing total executive compensation in relation to individual executive performance, Company performance, salary information and other parameters deemed reasonable in the assignment of executive compensation levels. This Committee also reviews and approves executive benefits and perquisites and reviews performance systems, including reward programs. The Human Resources Committee evaluates the performance of the Chief Executive Officer and approves his salary, as well as the salaries of other executives. This Committee also presently administers the Company's Long-Term Stock Incentive Plan, Incentive Stock Option Plan, Annual Management Incentive Plan, 1989 Employee Stock Purchase Plan and U.K. Sharesave Scheme and reviews succession planning for the Company and other important human resources issues. The Human Resources Committee held four meetings during fiscal 2000.

VOTE REQUIRED

     A plurality of the votes cast at the Meeting by the holders of Class A Stock is required for the election of the two directors elected by the holders of Class A Stock. A plurality of the votes cast at the Meeting by the holders of Class B Stock is required for the election of the four directors elected by the holders of Class B Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD, THE SHARES REPRESENTED BY YOUR PROXY, IF PROPERLY EXECUTED AND RETURNED, AND NOT REVOKED, WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES FOR WHOM YOU ARE ENTITLED TO VOTE.


                                 PROPOSAL NO. 2
                                 --------------

                        SELECTION OF INDEPENDENT AUDITORS

     The firm of Arthur Andersen LLP, Certified Public Accountants, served as the independent auditors of the Company for the fiscal year ended February 29, 2000, and the Board of Directors has again selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending February 28, 2001. This selection will be presented to the stockholders for their ratification at the Meeting. If the stockholders do not approve this selection, the Board of Directors may reconsider its choice.

     A representative of Arthur Andersen LLP is expected to be present at the Meeting. The representative will be given an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions concerning the audit of the Company's financial statements.

     Approval of Proposal No. 2 to ratify the selection of Arthur Andersen LLP as the Company's independent auditors requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock are entitled to vote as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2001 AND ACCORDINGLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 2. UNLESS OTHERWISE DIRECTED THEREIN, THE SHARES REPRESENTED BY YOUR PROXY, IF PROPERLY EXECUTED AND RETURNED, AND NOT REVOKED, WILL BE VOTED FOR SUCH PROPOSAL.


                STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), to be included in the Company's proxy statement to be issued in connection with the 2001 Annual Meeting of Stockholders, such proposal must be received by the Company no later than February 7, 2001.

     Any notice of a proposal submitted outside the processes of Rule 14a-8 promulgated under the Act, which a stockholder intends to bring forth at the Company's 2001 Annual Meeting of Stockholders, will be untimely for purposes of Rule 14a-4 of the Act and the By-laws of the Company, if received by the Company after February 7, 2001.

                              FINANCIAL INFORMATION

     The Company has furnished its financial statements to stockholders by including in this package the Company's 2000 Annual Report to Stockholders, which consists of its Form 10-K for the fiscal year ended February 29, 2000 (excluding the exhibits thereto) and its 2000 glossy report.


                                      OTHER

     As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter at the Meeting other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ David S. Sorce

                                           DAVID S. SORCE, Secretary


Fairport, New York
June 7, 2000

P R O X Y

                            CANANDAIGUA BRANDS, INC.

             PROXY FOR CLASS A COMMON STOCK AND CLASS B COMMON STOCK


     The undersigned hereby appoints David S. Sorce and Thomas S. Summer, or any one of them, proxies for the undersigned with full power of substitution to vote all shares of CANANDAIGUA BRANDS, INC. (the "Company") that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at One Chase Square, Rochester, New York, on Tuesday, July 18, 2000, at 11:00 a.m., and at any adjournments thereof (the "Meeting").

     Class A Stockholders, voting as a separate class, are entitled to elect two directors at the Meeting. Class B Stockholders, voting as a separate class, are entitled to elect five directors at the Meeting. Please refer to the Proxy Statement for details. Your Shares of Class A Common Stock and/or Class B Common Stock appear on the back of this card. Note that Shares (if any) designated as "ESPP" refer to Shares of Class A Common Stock. PLEASE SIGN ON THE BACK.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY THE UNDERSIGNED. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS
                                                   ---
AND, UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED FOR PROPOSAL 2.
         ---


     TO APPROVE THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIMPLY SIGN ON THE BACK. YOU NEED NOT MARK ANY BOXES.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                              [SEE REVERSE SIDE]

                                    BALLOT                    PLEASE MARK
                                                              YOUR VOTES AS  [X]
                                                              INDICATED IN
                                                              THIS EXAMPLE

1.   Election  of  Directors:  To elect  Directors  as set  forth  in the  Proxy
     Statement.

       CLASS A STOCKHOLDERS                        CLASS B STOCKHOLDERS

Thomas C. McDermott, Paul L. Smith         George Bresler, Jeananne K. Hauswald,
                                           James A. Locke, III, Richard Sands,
                                           Robert Sands

 FOR BOTH   [  ]     WITHHELD  [  ]         FOR ALL   [  ]      WITHHELD  [  ]
 NOMINEES            FROM BOTH              NOMINEES            FROM ALL
(except as           NOMINEES              (except as           NOMINEES
 noted below)                               noted below)

[  ]                                       [  ]
     ------------------------------             -----------------------------
     FOR, except vote withheld                  FOR, except vote withheld
     from nominee identified on                 from nominee(s) identified on
     above line.                                above line.


2. Proposal to ratify selection of Arthur Andersen LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending February 28, 2001.

                  FOR                AGAINST               ABSTAIN
                  [  ]                [  ]                  [  ]


3. In their discretion, the proxies are authorized to vote upon such other business not known at the time of the solicitation of this Proxy as may properly come before the Meeting or at any adjournments thereof.


[  ] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW


     The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement for the Company's 2000 Annual Meeting, describing more fully the proposals set forth herein.


SIGNATURE                                       DATE
          ------------------------------------       ---------------------------

SIGNATURE                                       DATE
          ------------------------------------       ---------------------------

NOTE: PLEASE DATE THIS PROXY AND SIGN YOUR NAME ABOVE EXACTLY AS IT APPEARS HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING. IF THE STOCKHOLDER IS A CORPORATION OR OTHER ENTITY, THE FULL ENTITY NAME SHOULD BE INSERTED AND THE PROXY SIGNED BY A DULY AUTHORIZED REPRESENTATIVE OF THE ENTITY, INDICATING HIS OR HER TITLE OR CAPACITY.